UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

Natera, Inc. (the “Company”) has announced preliminary financial guidance for fiscal years 2015 and 2016.  The Company expects to achieve fiscal year 2015 revenues in the range of $175 million to $190 million.  The Company expects total fiscal year 2015 cost of product revenues to be approximately 65% of revenues; expects selling, general and administrative costs to be approximately 60% of revenues; and expects research and development costs to be 15% to 18% of revenues. Revenues may be adversely affected by entering in-network contracts with certain payers which has long term strategic benefits and which the Company expects to occur in the second half of the third quarter or the fourth quarter of 2015. The Company expects to achieve revenues of $220 million to $240 million in fiscal year 2016.  This guidance assumes robust adoption and reimbursement of the Panorama test within the general population in 2016.

Forward-looking statements

This report contains forward-looking statements, including statements regarding Natera’s preliminary future financial outlook and financial performance, strategies, and general business conditions. Any forward-looking statements contained in this report are based upon Natera’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Natera’s expectations as of the date of this report. Subsequent events may cause these expectations to change, and Natera disclaims any obligation to update the forward-looking statements in the future.

These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving the preliminary financial guidance provided; we derive most of our revenues from Panorama, and if our efforts to further increase the use and adoption of Panorama or to develop new products in the future do not succeed, our business will be harmed; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future, which could harm our future business prospects; uncertainty in the development and commercialization of our planned future cancer products or other new products could materially adversely affect our business, financial condition and results of operations; our quarterly results may fluctuate significantly, which could adversely impact the value of our common stock; if our agreements with our laboratory partners are terminated, as occurred last year with two of our largest partners, or our laboratory partners do not effectively market or sell Panorama, and we are not able to offset the resulting impact to our gross profit through our direct sales efforts or through agreements with new partners, our commercialization activities related to Panorama may be impaired and our financial results could be adversely affected; if we are unable to compete successfully with either existing or future prenatal testing products or other test methods, we may be unable to increase or sustain our revenues or achieve profitability; our cloud-based distribution model may be difficult to implement, and may not be successful in satisfying any necessary regulatory requirements, including the FDA’s draft guidances related to oversight of LDTs, if finalized; if the results of our clinical studies do not support the use of our tests, particularly in the average-risk pregnancy population, or cannot be replicated in later studies required for regulatory approvals or clearances, our business, financial condition, results of operations and reputation could be adversely affected; if our sole laboratory facility becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; if we are unable to expand third-party payer coverage and reimbursement for Panorama and our other tests, if third-party payers withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, or if we are required to refund any reimbursements already received, our revenues and results of operations would be adversely affected; if the FDA were to begin actively regulating our tests as outlined in the FDA’s October 3, 2014 draft guidances, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; changes in government healthcare policy could increase our costs and negatively impact coverage and reimbursement for our tests by governmental and other third-party payers; if the validity of an informed consent from a patient intake for Panorama or other tests was challenged, we could be precluded from billing for such testing or forced to stop performing such tests, which would adversely affect our business and financial results; and any failure to obtain, maintain, and enforce our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

Additional risks and uncertainties that could affect Natera’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Natera’s final prospectus dated July 1, 2015. This is available on Natera’s website at www.natera.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Natera makes with the SEC from time to time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

	By:	/s/ Herm Rosenman
Herm Rosenman
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: July 24, 2015

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